FOR IMMEDIATE RELEASE
Media Contact:
Deborah Spak, (847) 948-2349
Investor Contacts:
Mary Kay Ladone, (847) 948-3371
Clare Trachtman, (847) 948-3085
BAXTER REPORTS DOUBLE-DIGIT EPS GROWTH FOR THIRD QUARTER 2009
Company Provides Fourth Quarter Guidance and Raises Full-Year 2009 Financial Outlook
     DEERFIELD, Ill., October 15, 2009 — Baxter International Inc. (NYSE:BAX) today reported solid financial results for the third quarter of 2009, and provided its fourth quarter and updated full-year 2009 financial outlook.
     Net income grew 12 percent to $530 million from $472 million reported in the third quarter of 2008. Earnings per diluted share of $0.87 advanced 18 percent from $0.74 per diluted share reported in the prior-year period. The third quarter results include after-tax special charges totaling $69 million (or $0.11 per diluted share) primarily for fixed asset write-offs related to the discontinuation of the company’s SOLOMIX drug delivery system in development, and planned retirement costs associated with the SYNDEO PCA Syringe Pump. The company recorded after-tax special charges in the third quarter of 2008 totaling $91 million (or $0.14 per diluted share).
     On an adjusted basis, excluding special charges in both years, Baxter’s net income of $599 million increased 6 percent in the third quarter from

BAXTER REPORTS 3rd QUARTER RESULTS — Page 2
$563 million reported in the third quarter last year. Adjusted earnings per diluted share of $0.98 increased 11 percent from $0.88 per diluted share reported in the prior-year period, and compares favorably with the guidance the company previously provided of $0.95 to $0.97 per diluted share. This financial performance was the result of continued margin expansion, expense leverage and benefits derived from the company’s ongoing share repurchase program.
     Baxter’s global sales of $3.1 billion were flat compared to the third quarter last year. Excluding the impact of foreign currency, Baxter’s worldwide sales increased 6 percent. Sales within the United States increased 5 percent to $1.3 billion in the third quarter, while international sales declined 4 percent to $1.8 billion. Excluding the impact of foreign currency, Baxter’s international sales grew 7 percent.
     Medication Delivery sales of $1.2 billion increased 1 percent (and excluding foreign currency increased 7 percent). Renal sales of $576 million declined 3 percent (and excluding foreign currency increased 4 percent). Contributing to these results was growth across multiple product categories, including products used in peritoneal dialysis (PD) treatment, intravenous therapies, injectable drugs and anesthesia products.
     BioScience revenues totaled $1.4 billion in the third quarter, which represents a 2 percent increase over the prior-year period. Excluding foreign currency, BioScience sales advanced 8 percent, reflecting gains across several core franchises. Key drivers of sales performance include continued growth of recombinant therapies, including ADVATE [Antihemophilic Factor

BAXTER REPORTS 3rd QUARTER RESULTS — Page 3
(Recombinant), Plasma/Albumin-Free Method] for the treatment of hemophilia, antibody therapies and several specialty plasma therapeutics, as well as biosurgery products.
     “We continue to leverage the benefits derived from our diversified healthcare model to achieve solid financial performance, despite a challenging global macro-economic environment,” said Robert L. Parkinson, Jr., chairman and chief executive officer. “Given our strong financial position, geographic presence, and the medically-necessary nature of Baxter’s products, Baxter is well-positioned to capitalize on opportunities across a broad array of therapeutic areas.”
Nine-Month Results
     For the first nine months of 2009, Baxter’s net income totaled $1.6 billion, an increase of 13 percent. Earnings per diluted share of $2.66 advanced 18 percent over $2.26 per diluted share reported in the prior-year period. On an adjusted basis, excluding special items from both years, Baxter’s net income of $1.7 billion increased 8 percent over $1.6 billion reported for the same period last year. Adjusted earnings per diluted share for the nine-month period increased 12 percent to $2.77 per diluted share, from $2.47 per diluted share reported in 2008.
     Baxter’s global sales in the first nine months of the year totaled $9.1 billion, and declined 1 percent from $9.2 billion reported in the prior-year period. Excluding the impact of foreign currency, sales growth for the first nine months of 2009 was 7 percent. Sales within the United States totaled

BAXTER REPORTS 3rd QUARTER RESULTS — Page 4
$3.9 billion, an increase of 6 percent over the same period last year, while international sales declined 6 percent to $5.2 billion. Excluding the impact of foreign currency, Baxter’s international sales grew 8 percent.
Recent Highlights
     Baxter has achieved a number of scientific and commercial milestones over the last several months, including:
•	The commercial launch of HYLENEX recombinant (hyaluronidase human injection) in the United States for use in pediatric rehydration. HYLENEX, an enzyme, allows fluids to be administered under the skin (subcutaneously) rather than through a vein. This allows for rapid treatment initiation and delivery of intravenous (IV)-like fluid rates, which can help lead to successful rehydration of children in a less invasive manner.

•	Marketing authorization from the European Commission for CELVAPAN H1N1 pandemic vaccine using Baxter’s Vero cell technology. CELVAPAN H1N1 is the first cell culture-based and non-adjuvanted pandemic influenza vaccine to receive marketing authorization in the European Union.

•	Completion of the seasonal influenza Phase III confirmatory study in healthy adults in the United States. The company expects final study results to be available by the end of this year, to support filing for regulatory approval in the United States in the first half of 2010.

•	Initiation of a Phase III study evaluating the use of ARTISS [Fibrin Sealant (Human)] in facial surgery in the United States. Currently,

BAXTER REPORTS 3rd QUARTER RESULTS — Page 5
ARTISS is the first and only slow-setting fibrin sealant indicated for use in adhering skin grafts in adult and pediatric burn patients. ARTISS was developed using Baxter’s proven fibrin sealant technology platform and is the newest agent in the company’s expanding biosurgery portfolio.

•	Filing an Investigational Device Exemption (IDE) with the U.S. Food and Drug Administration (FDA) to begin a clinical study to collect safety and effectiveness data required for a 510(k) application for a new home hemodialysis system.

•	Completion of the acquisition of certain assets related to Edwards Lifesciences Corporation’s hemofiltration product line, also known as Continuous Renal Replacement Therapy (CRRT). CRRT provides a method of continuous yet adjustable fluid removal that can gradually remove excess fluid and waste products that build up with the acute impairment of kidney function, and is usually administered in an intensive care setting in the hospital.
Fourth Quarter and Full-Year 2009 Outlook
     Baxter also announced today its guidance for fourth quarter 2009 and updated its guidance for the full year.
     For the fourth quarter of 2009, Baxter expects sales growth, excluding the impact of foreign currency, of 6 to 8 percent. Based on the company’s outlook for foreign exchange rates, the company expects reported sales including the impact of foreign currency to increase 8 to 10 percent over the

BAXTER REPORTS 3rd QUARTER RESULTS — Page 6
prior-year period. Baxter also expects to achieve earnings per diluted share of $1.02 to $1.04, before any special items, in the fourth quarter.
     For the full year, Baxter expects sales growth, excluding the impact of foreign currency, to increase 7 to 8 percent. Based on the company’s outlook for foreign exchange rates, Baxter expects reported sales growth to increase approximately 0 to 1 percent. In addition, the company expects earnings per diluted share of $3.79 to $3.81, before any special items, and continues to expect cash flow from operations to total more than $2.6 billion.
     A webcast of Baxter’s third quarter conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on October 15, 2009. Please visit Baxter’s website for more information regarding this and future investor events and webcasts.
     Baxter International Inc., through its subsidiaries, develops, manufactures and markets products that save and sustain the lives of people with hemophilia, immune disorders, infectious diseases, kidney disease, trauma, and other chronic and acute medical conditions. As a global, diversified healthcare company, Baxter applies a unique combination of expertise in medical devices, pharmaceuticals and biotechnology to create products that advance patient care worldwide.
     This release includes forward-looking statements concerning the company’s financial results and outlook for 2009. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance risks for new and existing products, such as ADVATE, and other technologies; future actions of regulatory bodies and other governmental authorities, including the FDA and

BAXTER REPORTS 3rd QUARTER RESULTS — Page 7
foreign counterparts, that could delay, limit or suspend product development, manufacturing or sales or result in sanctions; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; additional legislation or regulation which may affect pricing, reimbursement and rebate policies of government agencies and private payers or other elements of the company’s business; production yields, regulatory clearances and customers’ final purchase commitments with respect to the company’s pandemic vaccine; product development risks; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; the impact of geographic and product mix on the company’s sales; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; the availability of acceptable raw materials and component supply; the ability to enforce company patents; patents of third parties preventing or restricting the company’s manufacture, sale or use of affected products or technology; any impact of the commercial and credit environment on Baxter and its customers; foreign currency fluctuations and other risks identified in the company’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on the company’s website. The company does not undertake to update its forward-looking statements. Financial schedules are attached to this release and available on the company’s website.
# # #

BAXTER — PAGE 8
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
Three Months Ended September 30, 2009 and 2008
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended
	September 30,
	2009		2008		Change

NET SALES	$3,145		$3,151		0%

COST OF SALES	1,513	A	1,630	A	(7%	)

GROSS MARGIN	1,632		1,521		7%

% of Net Sales	51.9%		48.3%		3.6 pts

MARKETING AND ADMINISTRATIVE EXPENSES	672		681		(1%	)
% of Net Sales	21.4%		21.6%		(0.2 pts	)

RESEARCH AND DEVELOPMENT EXPENSES	228		230	B	(1%	)
% of Net Sales	7.2%		7.3%		(0.1 pt	)

NET INTEREST EXPENSE	23		20		15%

OTHER EXPENSE, NET	51	C	28	C	82%

PRE-TAX INCOME	658		562		17%

INCOME TAX EXPENSE	126		86	D	47%

% of Pre-Tax Income	19.1%		15.3%		3.8 pts

NET INCOME	532		476		12%

LESS: NONCONTROLLING INTERESTS	2		4		(50%	)

NET INCOME ATTRIBUTABLE TO BAXTER	$530		$472		12%

BASIC EPS	$0.88		$0.76		16%

DILUTED EPS	$0.87		$0.74		18%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	605		625
Diluted	612		638

ADJUSTED PRE-TAX INCOME (excluding specified items)	$739	E	$677	E	9%

ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER (excluding specified items)	$599	E	$563	E	6%

ADJUSTED DILUTED EPS (excluding specified items)	$0.98	E	$0.88	E	11%

A	Cost of sales in 2009 included a charge of $27 million ($22 million on an after-tax basis, or $0.03 per diluted share) primarily related to planned retirement costs associated with the SYNDEO PCA Syringe Pump. Cost of sales in 2008 included a charge of $72 million ($65 million on an after-tax basis, or $0.10 per diluted share) related to COLLEAGUE infusion pumps.

B	Research and development (R&D) expenses in 2008 included an in-process R&D (IPR&D) charge of $12 million ($7 million on an after-tax basis, or $0.01 per diluted share) related to the company’s in-licensing agreement with Innocoll Pharmaceuticals Ltd. (Innocoll).

C	Other expense, net in 2009 included an impairment charge of $54 million ($47 million on an after-tax basis, or $0.08 per diluted share) associated with the discontinuation of the company’s SOLOMIX drug delivery system in development. Other expense, net in 2008 included an impairment charge of $31 million ($19 million on an after-tax basis, or $0.03 per diluted share) associated with the discontinuation of the CLEARSHOT pre-filled syringe program.

D	Income tax expense in 2008 included a net benefit of $15 million, or $0.02 per diluted share, related primarily to the reversal of a valuation allowance, partially offset by tax expense associated with foreign earnings that the company planned to repatriate to the United States.

E	Refer to page 9 for a description of the adjustments and a reconciliation of GAAP (generally accepted accounting principles) measures.
Note: The consolidated statements of income reflect the January 1, 2009 adoption of a new accounting standard that requires a company to present a consolidated net income measure that includes the amount attributable to noncontrolling interests (historically referred to as minority interests) for all periods presented. Prior to January 1, 2009, the noncontrolling interests’ share of net income was included in other expense, net.

BAXTER — PAGE 9
BAXTER INTERNATIONAL INC.
Notes to Consolidated Statements of Income
Three Months Ended September 30, 2009 and 2008
Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in millions, except per share and percentage data)
2009 description of adjustments and reconciliation of GAAP to Non-GAAP
The company’s GAAP results for the three months ended September 30, 2009 included an impairment charge associated with the discontinuation of the company’s SOLOMIX drug delivery system in development and a charge primarily related to planned retirement costs associated with the SYNDEO PCA Syringe Pump, which impacted the GAAP results as follows:

		Income	Net Income
	Pre-tax	Tax	Attributable	Diluted
	Income	Expense	to Baxter	EPS
GAAP	$658	$126	$530	$0.87
Impairment charge	54	7	47	0.08
Infusion pump charge [1]	27	5	22	0.03

Excluding specified items	$739	$138	$599	$0.98

Effective tax rate		18.7%

[1]	Included in the cost of sales line within the accompanying consolidated statements of income. Excluding this item, adjusted gross margin was $1.66 billion and the adjusted gross margin percentage was 52.8%.
2008 description of adjustments and reconciliation of GAAP to Non-GAAP
The company’s GAAP results for the three months ended September 30, 2008 included a charge related to COLLEAGUE infusion pumps, an impairment charge associated with the discontinuation of the CLEARSHOT pre-filled syringe program, and an IPR&D charge related to the company’s in-licensing agreement with Innocoll, which impacted the GAAP results as follows:

		Income	Net Income
	Pre-tax	Tax	Attributable	Diluted
	Income	Expense	to Baxter	EPS
GAAP	$562	$86	$472	$0.74
Infusion pump charge [1]	72	7	65	0.10
Impairment charge	31	12	19	0.03
IPR&D charge [2]	12	5	7	0.01

Excluding specified items	$677	$110	$563	$0.88

Effective tax rate		16.2%

[1]	Included in the cost of sales line within the accompanying consolidated statements of income. Excluding this item, adjusted gross margin was $1.59 billion and the adjusted gross margin percentage was 50.6%.

[2]	Included in the R&D expenses line within the accompanying consolidated statements of income. Excluding this item, adjusted R&D expenses were $218 million, or 6.9% of net sales.
For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE 10
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
Nine Months Ended September 30, 2009 and 2008
(unaudited)
(in millions, except per share and percentage data)

	Nine Months Ended
	September 30,
	2009		2008		Change

NET SALES	$9,092		$9,217		(1%	)

COST OF SALES	4,334	A	4,689	A	(8%	)

GROSS MARGIN	4,758		4,528		5%

% of Net Sales	52.3%		49.1%		3.2 pts

MARKETING AND ADMINISTRATIVE EXPENSES	1,943		2,024		(4%	)
% of Net Sales	21.4%		22.0%		(0.6 pts	)

RESEARCH AND DEVELOPMENT EXPENSES	671		642	B	5%
% of Net Sales	7.4%		7.0%		0.4 pts

NET INTEREST EXPENSE	73		62		18%

OTHER EXPENSE, NET	52	C	25	C	108%

PRE-TAX INCOME	2,019		1,775		14%

INCOME TAX EXPENSE	380		319	D	19%

% of Pre-Tax Income	18.8%		18.0%		0.8 pts

NET INCOME	1,639		1,456		13%

LESS: NONCONTROLLING INTERESTS	6		11		(45%	)

NET INCOME ATTRIBUTABLE TO BAXTER	$1,633		$1,445		13%

BASIC EPS	$2.68		$2.30		17%

DILUTED EPS	$2.66		$2.26		18%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	608		628
Diluted	615		640

ADJUSTED PRE-TAX INCOME (excluding specified items)	$2,100	E	$1,943	E	8%

ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER (excluding specified items)	$1,702	E	$1,581	E	8%

ADJUSTED DILUTED EPS (excluding specified items)	$2.77	E	$2.47	E	12%

A	Cost of sales in 2009 included a charge of $27 million ($22 million on an after-tax basis, or $0.03 per diluted share) primarily related to planned retirement costs associated with the SYNDEO PCA Syringe Pump. Cost of sales in 2008 included charges totaling $125 million ($110 million on an after-tax basis, or $0.17 per diluted share) related to COLLEAGUE infusion pumps.

B	R&D expenses in 2008 included an IPR&D charge of $12 million ($7 million on an after-tax basis, or $0.01 per diluted share) related to the company’s in-licensing agreement with Innocoll.

C	Other expense, net in 2009 included an impairment charge of $54 million ($47 million on an after-tax basis, or $0.08 per diluted share) associated with the discontinuation of the company’s SOLOMIX drug delivery system in development. Other expense, net in 2008 included an impairment charge of $31 million ($19 million on an after-tax basis, or $0.03 per diluted share) associated with the discontinuation of the CLEARSHOT pre-filled syringe program.

D	Income tax expense in 2008 included a net benefit of $15 million, or $0.02 per diluted share, related primarily to the reversal of a valuation allowance, partially offset by tax expense associated with foreign earnings that the company planned to repatriate to the United States.

E	Refer to page 11 for a description of the adjustments and a reconciliation of GAAP measures.
Note: The consolidated statements of income reflect the January 1, 2009 adoption of a new accounting standard that requires a company to present a consolidated net income measure that includes the amount attributable to noncontrolling interests (historically referred to as minority interests) for all periods presented. Prior to January 1, 2009, the noncontrolling interests’ share of net income was included in other expense, net.

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
Notes to Consolidated Statements of Income
Nine Months Ended September 30, 2009 and 2008
Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in millions, except per share and percentage data)
2009 description of adjustments and reconciliation of GAAP to Non-GAAP
The company’s GAAP results for the nine months ended September 30, 2009 included an impairment charge associated with the discontinuation of the company’s SOLOMIX drug delivery system in development and a charge primarily related to planned retirement costs associated with the SYNDEO PCA Syringe Pump, which impacted the GAAP results as follows:

		Income	Net Income
	Pre-tax	Tax	Attributable	Diluted
	Income	Expense	to Baxter	EPS
GAAP	$2,019	$380	$1,633	$2.66
Impairment charge	54	7	47	0.08
Infusion pump charge [1]	27	5	22	0.03

Excluding specified items	$2,100	$392	$1,702	$2.77

Effective tax rate		18.7%

[1]	Included in the cost of sales line within the accompanying consolidated statements of income. Excluding this item, adjusted gross margin was $4.79 billion and the adjusted gross margin percentage was 52.6%.
2008 description of adjustments and reconciliation of GAAP to Non-GAAP
The company’s GAAP results for the nine months ended September 30, 2008 included charges related to COLLEAGUE infusion pumps, an impairment charge associated with the discontinuation of the CLEARSHOT pre-filled syringe program, and an IPR&D charge related to the company’s in-licensing agreement with Innocoll, which impacted the GAAP results as follows:

		Income	Net Income
	Pre-tax	Tax	Attributable	Diluted
	Income	Expense	to Baxter	EPS
GAAP	$1,775	$319	$1,445	$2.26
Infusion pump charges [1]	125	15	110	0.17
Impairment charge	31	12	19	0.03
IPR&D charge [2]	12	5	7	0.01

Excluding specified items	$1,943	$351	$1,581	$2.47

Effective tax rate		18.1%

[1]	Included in the cost of sales line within the accompanying consolidated statements of income. Excluding this item, adjusted gross margin was $4.65 billion and the adjusted gross margin percentage was 50.5%.

[2]	Included in the R&D expenses line within the accompanying consolidated statements of income. Excluding this item, adjusted R&D expenses were $630 million, or 6.8% of net sales.
For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Cash Flows from Operations and Changes in Net Debt
(unaudited)
($ in millions)

Cash Flows from Operations
(Brackets denote cash outflows)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Net income	$532	$476	$1,639	$1,456
Adjustments
Depreciation and amortization	164	165	466	481
Deferred income taxes	53	54	188	164
Stock compensation	32	38	106	111
Realized excess tax benefits from stock issued under employee benefit plans [1]	(7)	(28)	(88)	(28)
Infusion pump charges	27	72	27	125
Impairment charges	54	31	54	31
IPR&D charge	—	12	—	12
Other	21	—	35	16
Changes in balance sheet items
Accounts and other current receivables	(50)	7	(108)	(86)
Inventories	(31)	(52)	(116)	(207)
Accounts payable and accrued liabilities	101	18	(163)	(236)
Restructuring payments	(7)	(9)	(35)	(35)
Other [2]	(14)	29	(82)	91

Cash flows from operations	$875	$813	$1,923	$1,895

Changes in Net Debt Increase (decrease)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Net debt, beginning of period	$2,030	$1,087	$1,625	$550

Cash flows from operations	(875)	(813)	(1,923)	(1,895)
Capital expenditures	247	251	634	615
Dividends	157	136	475	411
Proceeds and realized excess tax benefits from stock issued under employee benefit plans	(85)	(302)	(289)	(547)
Purchases of treasury stock	100	589	966	1,522
Acquisitions of and investments in businesses and technologies	54	12	156	73
Payments related to settlements of cross-currency swaps	—	241	—	542
Other, including the effect of exchange rate changes	(30)	28	(46)	(42)

(Decrease) increase in net debt	(432)	142	(27)	679

Net debt, September 30	$1,598	$1,229	$1,598	$1,229

Key statistics, September 30:
Days sales outstanding	58.4	55.6	58.4	55.6
Inventory turns	2.2	2.4	2.2	2.4

Selected balance sheet information:	September 30, 2009	December 31, 2008
Cash and equivalents	$2,571	$2,131
Accounts and other current receivables	$2,229	$1,980
Inventories	$2,628	$2,361
Accounts payable and accrued liabilities	$3,435	$3,241

[1]	In accordance with GAAP, realized excess tax benefits from stock issued under employee benefit plans are presented in the statement of cash flows as an outflow within the operating section and an inflow within the financing section.

[2]	Other cash flows from operations in the first quarter of 2009 included a planned contribution of $100 million to the company’s pension plan in the United States.

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Net Sales
Periods Ending September 30, 2009 and 2008
(unaudited)
($ in millions)

	Q3	Q3	% Growth @		% Growth @		YTD	YTD	% Growth @		% Growth @
	2009	2008	Actual Rates		Constant Rates		2009	2008	Actual Rates		Constant Rates

BioScience
United States	$675	$617	9%		9%		$1,968	$1,754	12%		12%
International	710	737	(4%	)	7%		2,087	2,195	(5%	)	9%
Total	$1,385	$1,354	2%		8%		$4,055	$3,949	3%		11%

Medication Delivery
United States	$550	$527	4%		4%		$1,610	$1,555	4%		4%
International	618	630	(2%	)	9%		1,727	1,831	(6%	)	10%
Total	$1,168	$1,157	1%		7%		$3,337	$3,386	(1%	)	7%

Renal
United States	$97	$95	2%		2%		$285	$290	(2%	)	(2%	)
International	479	498	(4%	)	4%		1,356	1,459	(7%	)	4%
Total	$576	$593	(3%	)	4%		$1,641	$1,749	(6%	)	3%

Baxter excluding Transfusion Therapies
United States	$1,322	$1,239	7%		7%		$3,863	$3,599	7%		7%
International	1,807	1,865	(3%	)	7%		5,170	5,485	(6%	)	8%
Total	$3,129	$3,104	1%		7%		$9,033	$9,084	(1%	)	8%

Transfusion Therapies [1]
United States	$10	$33	(70%	)	(70%	)	$35	$93	(62%	)	(62%	)
International	6	14	(57%	)	(50%	)	24	40	(40%	)	(28%	)
Total	$16	$47	(66%	)	(64%	)	$59	$133	(56%	)	(52%	)

Baxter International Inc.
United States	$1,332	$1,272	5%		5%		$3,898	$3,692	6%		6%
International	1,813	1,879	(4%	)	7%		5,194	5,525	(6%	)	8%
Total	$3,145	$3,151	0%		6%		$9,092	$9,217	(1%	)	7%

[1]	Represents revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the Transfusion Therapies (TT) business after the February 2007 divestiture.

BAXTER — PAGE 14
BAXTER INTERNATIONAL INC.
Key Product Line Sales
Periods Ending September 30, 2009 and 2008
(unaudited)
($ in millions)

	Q3	Q3	% Growth @		% Growth @		YTD	YTD	% Growth @		% Growth @
	2009	2008	Actual Rates		Constant Rates		2009	2008	Actual Rates		Constant Rates

BioScience
Recombinants	$528	$516	2%		7%		$1,494	$1,460	2%		10%
Plasma Proteins	331	338	(2%	)	7%		958	889	8%		20%
Antibody Therapy	336	307	9%		12%		1,017	908	12%		16%
Regenerative Medicine	109	104	5%		10%		317	307	3%		11%
Other [1]	81	89	(9%	)	0%		269	385	(30%	)	(21%	)

Total BioScience	$1,385	$1,354	2%		8%		$4,055	$3,949	3%		11%

Medication Delivery
IV Therapies	$396	$403	(2%	)	6%		$1,124	$1,182	(5%	)	6%
Global Injectables	433	403	7%		13%		1,222	1,164	5%		14%
Infusion Systems	208	235	(11%	)	(8%	)	612	684	(11%	)	(5%	)
Anesthesia	123	112	10%		14%		352	333	6%		12%
Other	8	4	100%		125%		27	23	17%		0%

Total Medication Delivery	$1,168	$1,157	1%		7%		$3,337	$3,386	(1%	)	7%

Renal
PD Therapy	$473	$480	(1%	)	5%		$1,347	$1,404	(4%	)	4%
HD Therapy	103	113	(9%	)	(1%	)	294	345	(15%	)	(4%	)

Total Renal	$576	$593	(3%	)	4%		$1,641	$1,749	(6%	)	3%

Baxter excluding Transfusion Therapies	$3,129	$3,104	1%		7%		$9,033	$9,084	(1%	)	8%

Transfusion Therapies [2]	$16	$47	(66%	)	(64%	)	$59	$133	(56%	)	(52%	)

Total Baxter	$3,145	$3,151	0%		6%		$9,092	$9,217	(1%	)	7%

[1]	Principally includes vaccines and sales of plasma to third parties.

[2]	Represents revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business after the February 2007 divestiture.

BAXTER — PAGE 15
BAXTER INTERNATIONAL INC.
Key Product Line Sales by US and International
Three-Month Periods Ending September 30, 2009 and 2008
(unaudited)
($ in millions)

	Q3 2009			Q3 2008			% Growth
	US	International	Total	US	International	Total	US		International		Total

BioScience
Recombinants	$237	$291	$528	$220	$296	$516	8%		(2%	)	2%
Plasma Proteins	126	205	331	108	230	338	17%		(11%	)	(2%	)
Antibody Therapy	239	97	336	217	90	307	10%		8%		9%
Regenerative Medicine	62	47	109	55	49	104	13%		(4%	)	5%
Other [1]	11	70	81	17	72	89	(35%	)	(3%	)	(9%	)

Total BioScience	$675	$710	$1,385	$617	$737	$1,354	9%		(4%	)	2%

Medication Delivery
IV Therapies	$122	$274	$396	$115	$288	$403	6%		(5%	)	(2%	)
Global Injectables	228	205	433	209	194	403	9%		6%		7%
Infusion Systems	118	90	208	133	102	235	(11%	)	(12%	)	(11%	)
Anesthesia	81	42	123	70	42	112	16%		0%		10%
Other	1	7	8	0	4	4	100%		75%		100%

Total Medication Delivery	$550	$618	$1,168	$527	$630	$1,157	4%		(2%	)	1%

Renal
PD Therapy	$76	$397	$473	$73	$407	$480	4%		(2%	)	(1%	)
HD Therapy	21	82	103	22	91	113	(5%	)	(10%	)	(9%	)

Total Renal	$97	$479	$576	$95	$498	$593	2%		(4%	)	(3%	)

Baxter excluding Transfusion Therapies	$1,322	$1,807	$3,129	$1,239	$1,865	$3,104	7%		(3%	)	1%

Transfusion Therapies [2]	$10	$6	$16	$33	$14	$47	(70%	)	(57%	)	(66%	)

Total Baxter	$1,332	$1,813	$3,145	$1,272	$1,879	$3,151	5%		(4%	)	0%

[1]	Principally includes vaccines and sales of plasma to third parties.

[2]	Represents revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business after the February 2007 divestiture.